UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012 (May 11, 2012)

Delphi Financial Group, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-11462 (Commission File Number)	13-3427277 (IRS Employer Identification No.)

1105 North Market Street, Suite 1230,
P.O. Box 8985, Wilmington, DE 19899
(Address of principal executive offices, including zip code)

(302) 478-5142
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 15, 2012, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2011, among Delphi Financial Group, Inc. (“Delphi”), Tokio Marine Holdings, Inc. (“Tokio Marine”) and TM Investment (Delaware) Inc. (“Merger Sub”), Merger Sub merged with and into Delphi (the “Merger”), with Delphi continuing as the surviving corporation (the “Surviving Corporation”) and becoming an indirect wholly owned subsidiary of Tokio Marine.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Delphi with the Securities and Exchange Commission (the “SEC”) on December 21, 2011, and is incorporated by reference herein.  The information set forth in Items 3.03, 5.01 and 5.02 of this Current Report on Form 8-K is also incorporated by reference herein.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2012, in connection with the completion of the Merger, Delphi notified the New York Stock Exchange (the “NYSE”) that each share of Class A common stock, other than shares of Class A common stock owned by (a) Delphi, Tokio Marine or any of their respective wholly owned subsidiaries, in each case not held on behalf of third parties, and (b) stockholders who have properly demanded appraisal rights under the General Corporation Law of the State of Delaware (there having been no such stockholders), would be converted into the right to receive $43.875 in cash, without interest and less any applicable withholding taxes, upon the time at which the Merger became effective (the “Effective Time”).  Accordingly, Delphi requested that the NYSE file with the SEC a Notification Of Removal From Listing And/Or Registration on Form 25 to effect the delisting and deregistration of Delphi’s Class A common stock.  As a result, all shares of Delphi’s Class A common stock have been delisted from the NYSE and removed from trading pursuant to Rule 12d2-2(a)(3) (17 CFR 240.12d2-2(a)(3)) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On May 16, 2012, Delphi filed a Form 25 with the SEC to delist from the NYSE the 7.376% Fixed-to-Floating Rate Junior Subordinated Debentures due May 1, 2067 issued by Delphi (the “Hybrid Securities”).  Delphi intends to file a Form 15 with the SEC to request the termination of registration of Delphi’s Class A common stock, the Hybrid Securities and Delphi’s 7.875% Senior Notes due January 31, 2020 under Section 12(g) of the Exchange Act and suspension of Delphi’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.  Delphi’s Class B common stock was not listed and did not trade on an exchange.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03  Material Modification to Rights of Security Holders.

As previously disclosed, the Merger Agreement was adopted and approved by Delphi’s stockholders at a special meeting of the stockholders of Delphi held on March 13, 2012 (the “Special Meeting”).

Pursuant to the Merger Agreement, on May 15, 2012, each share of Delphi’s common stock, other than shares owned by (a) Delphi, Tokio Marine or any of their respective wholly owned subsidiaries, in each case not held on behalf of third parties, and (b) stockholders who have properly demanded appraisal rights under the General Corporation Law of the State of Delaware (there having been no such stockholders), was converted into the right to receive the applicable merger consideration, without interest and less any applicable withholding taxes.  In addition, pursuant to the Merger Agreement, record holders of Delphi’s common stock immediately prior to the Effective Time were entitled to receive $1.00 in cash per share pursuant to a one-time special dividend from Delphi.  Payment of the special dividend is expected to occur on May 16, 2012.  At the Effective Time, Delphi’s stockholders (other than Safety National Casualty Corporation and Reliance Standard Life Insurance Company of Texas, which are wholly owned subsidiaries of Delphi) ceased to have ownership interests in Delphi or rights as stockholders of Delphi.

The information set forth in Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01  Changes in Control of Registrant.

The aggregate consideration paid in connection with the Merger was approximately $2.7 billion, which consideration was funded by Tokio Marine’s cash on-hand and borrowings.

The information set forth in Items 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, in connection with the Merger, the following members of Delphi’s board of directors resigned as of the Effective Time:  Messrs. Kevin R. Brine, Edward A. Fox, Steven A. Hirsh, James M. Litvack, James N. Meehan, Philip R. O’Connor and Robert F. Wright.  Following such resignations, Messrs. Ian Brimecome, Kunihiko Fujii, Ichiro Ishii, Stephan A. Kiratsous, James J. Maguire, Jr. and Fumiaki Namekawa were elected to serve as directors of Delphi.  Mr. Robert Rosenkranz and Mr. Donald A. Sherman will continue to serve as directors of Delphi.  The officers of Delphi will continue as the officers of Delphi following the completion of the Merger.

Messrs. Meehan, Brine, Hirsh and Litvack were members of Delphi’s Audit Committee.  Messrs. O’Connor, Brine and Fox were members of Delphi’s Nominating and Corporate Governance Committee.  Messrs. Wright, Meehan and O’Connor were members of Delphi’s Compensation Committee.

The information set forth in Items 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2012, Delphi filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Delphi’s Restated Certificate of Incorporation, which had prohibited the payment of different types or amounts of consideration to holders of Class B common stock, on one hand, and holders of Class A common stock, on the other, pursuant to a merger transaction.  The amendment (the “Certificate Amendment”) permitted holders of Class B common stock to receive higher consideration than holders of Class A common stock only in connection with the transactions contemplated by the Merger Agreement and not otherwise.  Delphi’s stockholders adopted the Certificate Amendment at the Special Meeting.  The Certificate Amendment became effective immediately upon its filing.

Pursuant to the terms of the Merger Agreement, Delphi’s Restated Certificate of Incorporation was then amended at the Effective Time to read in its entirety as set forth in Exhibit 3.2 hereto and, as so amended, became the certificate of incorporation of the Surviving Corporation (the “Second Amended and Restated Certificate of Incorporation”) and the by-laws of Merger Sub as in effect immediately prior to the Effective Time became, in all substantive respects, the by-laws of the surviving corporation (the “By-Laws”).

On May 15, 2012, after the Effective Time of the Merger, Delphi’s board of directors adopted an amendment to the Second Amended and Restated Certificate of Incorporation (the “Post-Merger Certificate Amendment”).  The Post-Merger Certificate Amendment permitted the chairman of the board or the chairman of the board committees to cast a tie-breaking vote if the board or the relevant board committee considers any action that results in an equal number of the directors or the committee members at the meeting voting for and against the action and such action would be effective if taken by a majority vote.  Delphi’s sole stockholder with voting power, Tokio Marine & Nichido Fire Insurance Co. Ltd., approved and adopted the Post-Merger Certificate Amendment by a written consent.  The Post-Merger Certificate Amendment became effective immediately upon its filing.

The description contained in this Item 5.03 of the Certificate Amendment, the Second Amended Restated Certificate of Incorporation, the By-Laws and the Post-Merger Certificate Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Amendment, the Second Amended Restated Certificate of Incorporation, the By-Laws and the Post-Merger Certificate Amendment, which are filed as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4, respectively.

The information set forth in Items 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01  Other Events.

On May 15, 2012, Delphi issued a press release announcing the completion of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Delphi Financial Group, Inc., Tokio Marine Holdings, Inc. and TM Investment (Delaware) Inc., dated as of December 21, 2011 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed December 21, 2011 and incorporated herein by reference).

3.1	Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 11, 2012.
3.2	Registrant’s Second Amended and Restated Certificate of Incorporation.
3.3	Registrant’s By-Laws.
3.4	Certificate of Amendment of Registrant’s Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on May 15, 2012.
99.1	Registrant’s May 15, 2012 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

By:	/s/ Chad W. Coulter
Name: Chad W. Coulter
Title: Senior Vice President,
General Counsel and Secretary

Dated:  May 16, 2012

EXHIBIT INDEX

The following exhibits are being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Delphi Financial Group, Inc., Tokio Marine Holdings, Inc. and TM Investment (Delaware) Inc., dated as of December 21, 2011 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed December 21, 2011 and incorporated herein by reference).

3.1	Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 11, 2012.
3.2	Registrant’s Second Amended and Restated Certificate of Incorporation.
3.3	Registrant’s By-Laws.
3.4	Certificate of Amendment of Registrant’s Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on May 15, 2012.
99.1	Registrant’s May 15, 2012 press release.